Exhibit 99.1
Microvast Reports Third Quarter 2025 Financial Results

•Record Q3 revenue of $123.3 million, up 21.6% year over year
•Gross margin increased from 33.2% to 37.6%, a 4.4 percentage point improvement year over year

STAFFORD, Texas, USA — Microvast Holdings, Inc. (NASDAQ:MVST) (“Microvast” or the “Company”), a global leader in advanced battery technologies, announced today its unaudited condensed consolidated financial results for the third quarter ended September 30, 2025 (“Q3 2025”).

"Microvast is on an impressive trajectory, achieving a record third quarter with revenue of $123.3 million, a 21.6% increase year-over-year. Our gross margin rose to 37.6%, reflecting continued improvements in efficiency and product mix. While we booked a GAAP net loss of $1.5 million, we also delivered a positive adjusted EBITDA of $21.9 million, demonstrating the growing demand for our innovative battery solutions and the tangible results of our focus on profitability and operational excellence," said Yang Wu, Microvast’s Founder, Chairman, and Chief Executive Officer.

Results for Q3 2025

•Record third quarter revenue of $123.3 million, compared to $101.4 million in Q3 2024, an increase of 21.6%

•Gross margin increased to 37.6% from 33.2% in Q3 2024; Non-GAAP adjusted gross margin increased to 37.7%, up from 33.9% in Q3 2024

•Operating expenses of $33.5 million, compared to $27.5 million in Q3 2024; Non-GAAP adjusted operating expenses of $32.8 million, compared to $22.0 million in Q3 2024

•Net loss of $1.5 million, compared to net profit of $13.2 million in Q3 2024; Non-GAAP adjusted net profit of $11.9 million, compared to non-GAAP adjusted net profit of $16.8 million in Q3 2024

•Net loss per share of $0.00 compared to net profit per share of $0.04 in Q3 2024; Non-GAAP adjusted net profit per share of $0.04, compared to non-GAAP adjusted net profit per share of $0.05 in Q3 2024

•Non-GAAP adjusted EBITDA of positive $21.9 million in Q3 2025, compared to non-GAAP adjusted EBITDA of positive $28.6 million in Q3 2024

•Capital expenditures of $17.4 million, compared to $30.6 million in Q3 2024

•Cash, cash equivalents and restricted cash of $142.6 million as of September 30, 2025, compared to $109.6 million as of December 31, 2024, and $115.0 million as of September 30, 2024

Results for Nine Months Ended September 30, 2025 (“YTD 2025”)

•Revenue of $331.1 million, compared to $266.4 million in the nine months ended September 30, 2024 (“YTD 2024”), an increase of 24.3%

•Gross margin increased to 36.6% from 29.3% in YTD 2024; Non-GAAP adjusted gross margin increased to 36.6%, up from 30.6% in YTD 2024

•Operating expenses of $75.5 million, compared to $195.1 million in YTD 2024; Non-GAAP adjusted operating expenses of $73.4 million, compared to $168.1 million in YTD 2024

•Net loss of $45.8 million, compared to net loss of $113.1 million in YTD 2024; Non-GAAP adjusted net profit of $47.5 million, compared to non-GAAP adjusted net loss of $84.1 million in YTD 2024

•Net loss per share of $0.14 compared to net loss per share of $0.36 in YTD 2024; Non-GAAP adjusted net profit per share of $0.15, compared to non-GAAP adjusted net loss per share of $0.27 in YTD 2024

•Non-GAAP adjusted EBITDA of positive $76.3 million in YTD 2025, compared to non-GAAP adjusted EBITDA of negative $53.5 million in YTD 2024

•Capital expenditures of $31.4 million, compared to $43.8 million in YTD 2024

Please refer to the tables at the end of this press release for reconciliations of gross profit to non-GAAP adjusted gross profit, operating expenses to non-GAAP adjusted operating expenses, net profit/(loss) to non-GAAP adjusted net profit/(loss), net profit/(loss) per share to non-GAAP adjusted net profit/(loss) per share, net profit/(loss) to non-GAAP adjusted EBITDA and gross margin to non-GAAP adjusted gross margin.

2025 Outlook

•The Company maintains its initial target revenue growth of 18% to 25% year over year and revenue guidance of $450 million to $475 million

•The Company is updating gross margin outlook for full year 2025 from 32% to a target range of 32% to 35%

•The Company expects to finish installation and commissioning of production equipment for our Huzhou Phase 3.2 expansion by year-end with initial production to follow, increasing our capacity to meet strong customer demand

•The Company intends to maintain focus on attracting new customers and broadening our presence in new market segments

Webcast Information

Company management will host a conference call and webcast on November 10, 2025, at 4:00 p.m. Central Time, to discuss the Company's financial results. The live webcast and accompanying slide presentation will be accessible from the Events & Presentations section of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event.

About Microvast

Microvast is a global leader in providing battery technologies for electric vehicles and energy storage solutions. With a legacy of over 19 years, Microvast has consistently delivered cutting-edge battery systems that empower a cleaner and more sustainable future. The Company's innovative approach and dedication to excellence have positioned it as a trusted partner for customers around the world. Founded in 2006 in Stafford, Texas, Microvast holds more than 810 patents and patent applications that enable solutions for today’s electrification needs.

For more information, please visit www.microvast.com or follow us on LinkedIn (@microvast).

Contact:

Investor Relations
ir@microvast.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our future results of operations and financial position, our operational performance, our anticipated growth and business strategy, our future capital expenditures and debt service obligations, the projected costs, prospects and plans and objectives of management for future operations, including regarding expected growth and demand for our batteries and energy storage solutions and introduction of new batteries and energy storage solutions, the adoption of such offerings by customers, our expectations relating to backlog, pipeline and contracted backlog, our ability to implement our remediation plan in connection with the material weakness in our internal control over financial reporting, current expectations relating to legal proceedings and anticipated impacts and benefits from the Inflation Reduction Act of 2022 as well as any other proposed or recently enacted legislation. In some cases, you may also identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) our ability to remain a going concern; (2) risk that we may not be able to execute our growth strategies or achieve profitability; (3) risk that we will be unable to meet our future capital requirements and we may require additional capital to support our business growth, and this capital might not be available on acceptable terms or at all; (4) potential difficulties in maintaining manufacturing capacity and establishing expected mass manufacturing capacity in the future; (5) risks relating to delays, disruptions and quality control problems in our manufacturing operations; (6) restrictions in our existing and any future credit facilities; (7) risks of operations in China; (8) the effects of mechanics liens filed by contractors that we do not have sufficient funds to pay; (9) the effects of existing and future litigation; (10) changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; (11) changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (12) changes in availability and price of raw materials; (13) labor relations, including the ability to attract, hire and retain key employees and contract personnel; (14) heightened awareness of environmental issues and concern about global warming and climate change; (15) risk that we are unable to secure or protect our intellectual property; (16) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (17) risks related to possible future reductions in pricing or order volume or loss of one or more of our significant customers; (18) risks relating to our status as a relatively low-volume purchaser as well as from supplier concentration and limited supplier capacity; (19) risk that our customers will adjust, cancel or suspend their orders for our products; (20) risk of product liability or regulatory lawsuits or proceedings relating to our products or services; (21) our ability to maintain and enhance our reputation and brand recognition; (22) the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyberattacks; (23) changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; (24) the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act; (25) risks relating to whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for our offerings does not develop or takes longer to develop than we anticipate; (26) economic, financial and other impacts such as a pandemic, including global supply chain disruptions; (27) the impact of geopolitical events, including the ongoing conflicts between Russia and Ukraine and in the Middle East; and (28) Tariffs imposed on products of the PRC into the United States may lead to increased costs and impact our business. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2024 in Part I, Item 1A.

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control.

All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

All references to the “Company,” “we,” “us” or “our” refer to Microvast Holdings, Inc. and its consolidated subsidiaries other than certain historical information which refers to the business of Microvast prior to the consummation of the Business Combination.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit, non-GAAP adjusted EBITDA, non-GAAP adjusted operating expenses, non-GAAP adjusted net profit/(loss), net profit/(loss) per share to non-GAAP adjusted net profit/(loss) per share, and non-GAAP adjusted gross margin which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit, gross margin, operating expenses, net profit/(loss), and net profit/(loss) per share, are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit is GAAP gross profit as adjusted for non-cash share-based compensation expense included in cost of revenues. Non-GAAP adjusted net profit/(loss) is GAAP net profit/(loss) as adjusted for non-cash share-based compensation expense and change in valuation of warrant liability and convertible loan. Non-GAAP adjusted net profit/(loss) per common share is GAAP net profit/(loss) per common share as adjusted for non-cash share-based compensation expense and change in valuation of warrant liability and convertible loan per common share. Non-GAAP adjusted EBITDA is defined as net profit/(loss) excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, change in fair value of our warrant liability and convertible loan and income tax expense or benefit. Non-GAAP adjusted operating expenses is defined as operating expenses excluding non-cash share-based compensation expense. Non-GAAP adjusted gross margin is defined as GAAP gross margin as adjusted for non-cash share-based compensation expense included in cost of revenues.

We use non-GAAP adjusted gross profit, non-GAAP adjusted EBITDA, non-GAAP adjusted operating expenses, non-GAAP adjusted net profit/(loss), non-GAAP net profit/(loss) per share and non-GAAP adjusted gross margin for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result, such information may be presented differently in our future filings with the SEC. For example, with respect to the warrant liability resulting from the July 23, 2021 business combination with Tuscan Holdings Corp., we now exclude changes in fair value from net profit/(loss) in our non-GAAP adjusted

EBITDA and non-GAAP adjusted net profit/(loss) calculation, which had not been done in prior periods.

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$90,748	$73,007
Restricted cash, current	51,879	36,572
Accounts receivable (net of allowance for credit losses of $5,202 and $5,090 as of September 30, 2025 and December 31, 2024, respectively)	149,274	120,626
Notes receivable	1,497	7,579
Inventories, net	126,942	143,327
Prepaid expenses and other current assets	24,925	27,019
Assets held for sale	—	19,896
Total Current Assets	445,265	428,026
Restricted cash, non-current	—	22
Property, plant and equipment, net	524,016	478,189
Land use rights, net	11,439	11,371
Acquired intangible assets, net	2,281	2,607
Operating lease right-of-use assets	18,116	17,628
Other non-current assets	12,490	14,024
Total Assets	$1,013,607	$951,867

Liabilities
Current liabilities:
Accounts payable	$59,797	$64,940
Notes payable	57,197	51,756
Advance from customers	5,678	43,678
Accrued expenses and other current liabilities	128,770	98,456
Amounts due to related parties	—	5
Convertible loan measured at fair value	193,474	—
Income tax payables	655	652
Short-term bank borrowings	84,390	70,666
Total Current Liabilities	529,961	330,153
Long-term bonds payable	41,693	43,157
Long-term bank borrowings	34,396	41,062
Warrant liability	287	290
Share-based compensation liability	98	98
Operating lease liabilities	15,076	14,596
Convertible loan measured at fair value	—	104,613
Other non-current liabilities	33,984	30,003
Total Liabilities	$655,495	$563,972

Stockholders’ Equity
Common Stock (par value of U.S. Dollar $0.0001 per share, 750,000,000 and 750,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 325,453,729 and 324,831,634 shares issued, and 323,766,229 and 323,144,134 shares outstanding as of September 30, 2025 and December 31, 2024)	$33	$33
Additional paid-in capital	1,515,285	1,512,982
Statutory reserves	6,032	6,032
Accumulated deficit	(1,138,715)	(1,092,958)
Accumulated other comprehensive loss	(24,523)	(38,194)
Total Equity	$358,112	$387,895
Total Liabilities and Equity	$1,013,607	$951,867

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$123,287	$101,388	$331,117	$266,414
Cost of revenues	(76,875)	(67,776)	(209,966)	(188,382)
Gross profit	46,412	33,612	121,151	78,032
Operating expenses:
General and administrative expenses	(19,663)	(11,841)	(34,113)	(59,146)
Research and development expenses	(7,757)	(10,692)	(23,724)	(32,291)
Selling and marketing expenses	(6,006)	(4,963)	(16,229)	(15,580)
Impairment loss of long-lived assets	(36)	(12)	(1,400)	(88,039)
Total operating expenses	(33,462)	(27,508)	(75,466)	(195,056)
Subsidy income	44	1,082	2,455	2,351
Profit/(loss) from operations	12,994	7,186	48,140	(114,673)
Other income and expenses:
Interest income	236	186	611	551
Interest expense	(1,255)	(4,290)	(3,695)	(8,116)
Changes in fair value of warrant liability and convertible loan	(12,641)	2,766	(91,002)	1,240
Gain on debt restructuring	—	7,709	792	8,157
Other (expense) income, net	(84)	(310)	356	(293)
(Loss)/profit before provision for income taxes	(750)	13,247	(44,798)	(113,134)
Income tax expense	(739)	—	(959)	—
Net (loss)/profit	$(1,489)	$13,247	$(45,757)	$(113,134)
Net (loss)/profit attributable to Microvast Holdings, Inc.'s stockholders	$(1,489)	$13,247	$(45,757)	$(113,134)
Net (loss)/profit per common share
Basic	$—	$0.04	$(0.14)	$(0.36)
Diluted	$—	$0.03	$(0.14)	$(0.36)
Weighted average shares used in calculating net (loss)/profit per share of common stock
Basic	323,755,691	320,545,388	323,611,063	317,153,113
Diluted	323,755,691	367,031,181	323,611,063	317,153,113

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(45,757)	$(113,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	412	810
Gain on debt restructuring	(792)	(8,157)
Interest expense	—	2,248
Depreciation of property, plant and equipment	24,169	22,442
Amortization of land use right and intangible assets	578	581
Noncash lease expenses	1,962	2,004
Share-based compensation	2,277	30,289
Changes in fair value of warrant liability and convertible loan	91,002	(1,240)
Allowance of credit losses	1,844	(237)
Write-down for obsolete inventories	4,724	3,032
Impairment loss from long-lived asset	1,400	88,039
Product warranty	13,376	10,353
Changes in operating assets and liabilities:
Notes receivable	(18,270)	9,162
Accounts receivable	(22,960)	18,157
Inventories	17,382	(4,144)
Prepaid expenses and other current assets	7,568	2,340
Amounts due to related parties	(5)	—
Operating lease right-of-use assets	(621)	(1,821)
Other non-current assets	1,070	9,037
Notes payable	4,225	(7,490)
Accounts payable	(6,813)	(46,882)
Advance from customers	(38,176)	(197)
Accrued expenses and other liabilities	20,289	(25,289)
Operating lease liabilities	(1,181)	(869)
Other non-current liabilities	1,783	7,679
Net cash generated from/(used in) operating activities	59,486	(3,287)

Cash flows from investing activities
Purchases of property, plant and equipment	(19,191)	(27,366)
Proceeds on disposal of property, plant and equipment	3,736	9,830
Proceeds from maturity of short-term investments	—	5,564
Net cash used in investing activities	(15,455)	(11,972)

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-Continued
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Nine Months Ended September 30,
	2025	2024
Cash flows from financing activities
Proceeds from borrowings	70,050	70,373
Repayment of bank borrowings	(65,965)	(31,824)
Convertible loan	—	25,000
Repayment of bonds payable	(1,375)	—
Payment for debt issue costs	—	(525)
Deferred payment related to purchases of property, plant and equipment	(12,254)	(16,389)
Net cash (used in)/ generated from financing activities	(9,544)	46,635
Effect of exchange rate changes	(1,461)	(4,598)
Increase in cash, cash equivalents and restricted cash	33,026	26,778
Cash, cash equivalents and restricted cash at beginning of the period	109,601	88,189
Cash, cash equivalents and restricted cash at end of the period	$142,627	$114,967

	Nine Months Ended September 30,
	2025	2024
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$90,748	$63,585
Restricted cash	51,879	51,382
Total cash, cash equivalents and restricted cash	$142,627	$114,967

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$123,287	$101,388	$331,117	$266,414
Cost of revenues	(76,875)	(67,776)	(209,966)	(188,382)
Gross profit (GAAP)	$46,412	$33,612	$121,151	$78,032
Gross margin	37.6%	33.2%	36.6%	29.3%

Non-cash settled share-based compensation (included in cost of revenues)	60	771	184	3,390
Adjusted gross profit (non-GAAP)	$46,472	$34,383	$121,335	$81,422
Adjusted gross margin (non-GAAP)	37.7%	33.9%	36.6%	30.6%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
General and administrative expenses	(19,663)	(11,841)	(34,113)	(59,146)
Research and development expenses	(7,757)	(10,692)	(23,724)	(32,291)
Selling and marketing expenses	(6,006)	(4,963)	(16,229)	(15,580)
Impairment loss of long-lived assets	(36)	(12)	(1,400)	(88,039)
Operating expenses (GAAP)	$(33,462)	$(27,508)	$(75,466)	$(195,056)

Non-cash settled share-based compensation (included in operating expenses)	668	5,530	2,093	26,908
Adjusted operating expenses (non-GAAP)	$(32,794)	$(21,978)	$(73,373)	$(168,148)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET (LOSS)/ PROFIT TO ADJUSTED NET PROFIT/ (LOSS)
(Unaudited, in thousands of U.S. dollars, except per share data, or as otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss)/profit (GAAP)	$(1,489)	$13,247	$(45,757)	$(113,134)
Changes in fair value of warrant liability and convertible loan*	12,641	(2,766)	91,002	(1,240)
Non-cash settled share-based compensation*	728	6,301	2,277	30,298
Adjusted net profit/ (loss) (non-GAAP)	$11,880	$16,782	$47,522	$(84,076)

*The tax effect of the adjustments was nil.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss)/profit per common share-Basic (GAAP)	$—	$0.04	$(0.14)	$(0.36)
Changes in fair value of warrant liability and convertible loan per common share	0.04	(0.01)	0.28	—
Non-cash settled share-based compensation per common share	—	0.02	0.01	0.09
Adjusted net profit/ (loss) per common share-Basic (non-GAAP)	$0.04	$0.05	$0.15	$(0.27)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss)/profit (GAAP)	$(1,489)	$13,247	$(45,757)	$(113,134)
Interest expense (income), net	1,019	4,104	3,084	7,565
Income tax expense	739	—	959	—
Depreciation and amortization	8,272	7,724	24,747	23,023
EBITDA (non-GAAP)	$8,541	$25,075	$(16,967)	$(82,546)
Changes in fair value of warrant liability and convertible loan	12,641	(2,766)	91,002	(1,240)
Non-cash settled share-based compensation	728	6,301	2,277	30,298
Adjusted EBITDA (non-GAAP)	$21,910	$28,610	$76,312	$(53,488)